E-1
                                                                      10.4

















                            ALLEGHENY POWER SYSTEM

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN










         (Effective July 1, 1990 and as amended through June 30, 1996)

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1.     Purpose of the Plan:

       The purpose of the Plan, the "Allegheny Power System Supplemental Executive Retirement Plan" (hereinafter referred to as the "Plan") is to provide for the payment of supplemental retirement benefits to or in respect of senior executives of Allegheny Power System companies (hereinafter sometimes referred to as a "Company" or the "Companies") as part of an integrated executive compensation program which is intended to assist the Companies in attracting, motivating and retaining executives of superior ability, industry, and loyalty.

2.     Eligibility to Participate in the Plan:

       Each employee of a Company who was a participant in the Predecessor Plan or who on or after the Effective Date is assigned 1990 salary grade 28 or higher shall be a participant in the Plan.

3.     Definitions:

          A.    Average Compensation -

                shall mean 12 times the highest average monthly earnings (including overtime and other salary payments actually earned, whether or not payment thereof is deferred) for any 36 consecutive months. For certain named executives as determined by the Management Review Committee of the Board of Directors average compensation will also include 50% of the actual short-term incentive compensation award paid, beginning February 1, 1996.

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3.     Definitions: (continued)

          B.    Committee -

                shall mean the Finance Committee of the Board of Directors of Allegheny Power System, Inc.

          C.    Effective Date -

                shall mean July 1, 1990.

          D.    Participant -

                shall mean an employee who meets the eligibility requirements of Section 2. Retired Participant shall mean a Participant who has retired from service after at least 10 years of service with one or more Companies and on or after his/her 55th birthday.

          E.    Plan Year -

                shall mean the 12-month period on which the fiscal records of the Plan are kept, which is now the period from July 1st to June 30th.

          F.    Predecessor Plan -

                shall mean the Allegheny Power System
                Supplemental Executive Retirement Plans
                effective July 1, 1982 and July 1, 1988.

          G.    Supplemental Retirement Benefit Reduction -

                shall mean the retirement benefit payable to the Participant under the Allegheny Power System
                Retirement Plan excluding any increases in this benefit which become effective after the Participant has retired.

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3.     Definitions (Cont.)

          H.    Years of Service -

                shall mean the Participant's Years of Service, and fractional parts thereof, as computed under the terms of the Allegheny Power System
                Retirement Plan.

4.     Supplemental Retirement Benefits:

          A.    Eligibility for Benefits -

                A Participant shall be eligible for a benefit from this Plan only (a) if he/she has at least 10 Years of Service with one or more of the Companies and (b) on or after his/her 55th birthday: provided that, if a Participant is discharged from employment for cause or terminates employment with the Companies prior to retirement under the Allegheny Power System Retirement Plan for any reason whatsoever, other than death, such eligibility will terminate and no benefit shall be payable to such Participant from this Plan. A Participant who dies in active employment on or after his/her 55th birthday shall be deemed to have retired one day before his/her death. If a Participant dies in active employment prior to his/her 55th birthday and has at least 15 years of service, his/her spouse will be entitled to a benefit in the form of a joint and survivor annuity which will begin no sooner than the first day of the month

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4.     Supplemental Retirement Benefits: (continued)

                following the month in which the employee would have attained age 55.

          B.    Amount of Benefits -

               (1) Subject to paragraph (2) of this Subsection, an eligible Participant will be entitled to receive a supplemental retirement benefit under this Plan equal to his/her Average Compensation multiplied by the sum of:

                        (a)      2% times his/her number of Years of
                                 Service up to 25 years,

                        (b)      1% times his/her number of Years of
                                 Service from 25 to 30 years, and

                        (c)      1/2% times his/her number of Years
                                 of Service from 30 to 40 years
                  less  (x)      such Participant's Supplemental
                                 Retirement Benefit Reduction and
                        (y)      2% per year for each year that a
                                 Participant retires prior to
                                 his/her 60th birthday.

               (2)   The supplemental retirement benefits
                     contemplated by paragraph (1) of this
                     Subsection shall be payable only to the
                     extent such benefits, together with

                        (i)  all retirement benefits payable to the
                             Participant by reason of employment

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4.    Supplemental Retirement Benefits: (continued)

                             with another employer (other than a
                             benefit payable under the Federal
                             Security Act) converted to the
                             same form as the benefit paid under
                             this Plan by using the actuarial
                             equivalence factors of the
                             Allegheny Power System Retirement
                             Plan and

                        (ii) the retirement benefit payable to
                             the Participant under the Allegheny
                             Power System Retirement Plan
                             excluding any increases in this
                             benefit which become effective
                             after the Participant has retired
                             do not exceed sixty percent (60%)
                             of his/her Average Compensation,
                             less 2% per year for each year the
                             Participant retires prior to
                             his/her 60th birthday.

         C.    Form and Time of Payment -

               A benefit payable under this Plan shall be paid in such form as the Participant shall elect from those available, and at the same time as the retirement benefit payable to the Retired Participant, under the Allegheny Power System Retirement Plan. If the Benefit payable under this Plan is paid other than as a life annuity, the amount of the benefit when paid in such other form shall be determined by using the actuarial

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               equivalence factors of the Allegheny Power System
               Retirement Plan.

5.    Vesting:

      A Participant shall have no vested interest in the Plan until he/she becomes eligible to receive benefits under
      Section 4A. In the event such eligible Participant is discharged from employment for cause or terminates employment, other than by death or retirement under the Allegheny Power System Retirement Plan, any such interest which may have vested shall be discontinued and forfeited.

6.    Funding:

      The Plan shall be unfunded. Benefits of a Participant shall be paid from the general assets of the Company employing the Participant at the time of his/her retirement and a Participant shall have no interest in any such assets under the terms of this Plan until he/she becomes a Retired Participant. An eligible Participant shall be an unsecured creditor of the Company as to the payment of any benefit under this plan.

7.    Administration and Governing Law:

      This Plan will be administered by and under the direction of the Committee. The Committee shall adopt, and may from time to time modify or amend, such rules and guidelines consistent herewith as it may deem necessary or appropriate for carrying out the provisions and purposes of the Plan, which, upon their adoption and so long as in effect, shall be deemed a part hereof to the same extent as if set forth in the Plan (hereinafter

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  7.  Administration and Governing Law: (continued)

      referred to as the "Rules and Guidelines"). Any interpretation and construction by the Committee of any provision of, and the determination of any question arising under, the Plan or the Rules and Guidelines shall be final, conclusive, and binding upon the Participant, his/her surviving spouse and all other persons. The provisions of the Plan shall be construed, administered, and enforced according to and governed by the laws of the United States and the State of New York.

8.    Entire Agreement:

      This Plan shall not be deemed to constitute a contract between any Company and any employee or other person in the employ of any Company, nor shall anything herein contained be deemed to give any employee or other person in the employ of any Company any right to be retained in the employ of any Company or to interfere with the right of any Company to discharge any employee or such other person at any time and to treat an employee without regard to the effect which such treatment might have upon such employee as a Participant in the Plan.

9.    Non-Assignability:

      Neither a Participant, nor his beneficiary or any other person, shall have any right to commute, sell, assign, transfer, or otherwise convey the right to receive any payments hereunder; which payments and the right thereto are expressly declared to be nonassignable and nontransferable. In the event of any attempted assignment or transfer, the Companies shall have no

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9.    Non-Assignability: (continued)

      further liability hereunder.   Nor shall any payments be
      subject to attachment, garnishment, or execution, or be transferable by operation of law in the event of bankruptcy or insolvency, except to the extent otherwise provided by applicable law.

10.   Termination or Amendment:

      This Plan may be terminated as to any Company at any time and amended from time to time by the Board of Directors of that Company; provided that neither termination nor amendment of the Plan may reduce or terminate any benefit to or in respect of a Participant eligible to receive benefits under Section 4A.